UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2021

Anterix Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Garret Mountain Plaza
Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 771-0300

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Common Stock, $0.0001 par value	ATEX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Anterix Inc. (the “Company”) has filed this Current Report on Form 8-K to report that Morgan O’Brien, the Company’s Executive Chairman, and Robert Schwartz, the Company’s President & Chief Executive Officer, each adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions by directors, executive officers and other employees.

Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of company securities under specified conditions and at specified times. Using these 10b5-1 plans, individuals can gradually diversify their assets and investment portfolios, spread stock trades out over an extended period to reduce market impact and avoid concerns about transactions occurring during a blackout period or otherwise at a time when they might possess material non-public information.

Mr. O’Brien’s 10b5-1 plan, established on August 16, 2021, provides for the sale of up to 91,875 shares over a twelve (12) month period through the exercise of stock options and the settlement of restricted stock units. Shares may be sold under Mr. O’Brien’s plan on the open market at prevailing market prices and subject to minimum price thresholds specified in his plan. Mr. O’Brien has informed the Company that he established this plan as part of his overall retirement planning efforts. Based on this plan, Mr. O’Brien will continue to remain in compliance with the Company’s Stock Ownership Guidelines, and to hold, or have a beneficial interest in, more than a majority of his current holdings and interests in the Company’s common stock. In addition to the shares that may be sold pursuant to Mr. O’Brien’s 10b5-1 plan, Mr. O’Brien holds 17,869 shares of the Company’s common stock, performance-based and time-based stock options exercisable for up to 241,409 shares of the Company’s common stock, and performance-based and time-based restricted stock units for up to 19,238 shares of the Company’s common stock. As disclosed in the Company’s proxy statement for the 2021 annual meeting of stockholders, equity compensation represented approximately 87% of Mr. O’Brien’s compensation for the 2021 fiscal year.

Mr. Schwartz’s 10b5-1 plan, established on August 13, 2021, provides for the sale of up to 104,935 shares through March 2022 through the exercise of stock options and the settlement of restricted stock units. As disclosed earlier, Mr. Schwartz previously entered into a 10b5-1 plan in June 2020 for the sale of up to 95,652 shares. However, only 409 shares were sold under his June 2020 plan. Accordingly, this new 10b5-1 plan essentially replaces the previous plan. Shares may be sold under Mr. Schwartz’s current plan on the open market at prevailing market prices and subject to minimum price thresholds specified in his plan. Mr. Schwartz has informed the Company that he established this plan for the purposes of diversification of his assets given his concentration in the Company’s stock. Mr. Schwartz, who joined the Company in August 2015, has not previously sold or cancelled any shares of common stock other than to cover his tax obligations upon the vesting of restricted stock units, and the 409 shares sold under the 10b5-1 plan. Based on the current plan, Mr. Schwartz will continue to remain in compliance with the Company’s Stock Ownership Guidelines, and will continue to hold, or have a beneficial interest in, more than a majority of his current holdings and interests in the Company’s common stock. In addition to the shares that may be sold pursuant to Mr. Schwartz’s 10b5-1 plan, Mr. Schwartz holds 3,829 shares of the Company’s common stock, performance-based and time-based stock options exercisable for 207,005 shares of the Company’s common stock, and performance-based and time-based restricted stock units for 83,549 shares of the Company’s common stock. As disclosed in the Company’s proxy statement for the 2021 annual meeting of stockholders, equity compensation represented approximately 89% of Mr. Schwartz’s compensation for the 2021 fiscal year.

Transactions under each of the 10b5-1 plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anterix Inc.

Date: August 20, 2021	/s/ Gena L. Ashe
Gena L. Ashe
Chief Legal Officer and Corporate Secretary